UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 23, 2010
(Date of Report)
CNA SURETY CORPORATION
(Exact name of Registrant as specified in its charter)
1-13277
(Commission File Number)

Delaware	36-4144905
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

333 S. Wabash Ave., Chicago, Illinois	60604
(Address of principal executive offices)	(Zip code)
(312) 822-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On November 23, 2010, CNA Surety Corporation (“CNA Surety”) issued a press release announcing that the special committee of CNA Surety’s Board of Directors has engaged Latham & Watkins LLP as its legal counsel and Goldman, Sachs & Co. as its financial advisor to assist in the special committee’s consideration of a proposed transaction with CNA Financial Corporation (“CNA Financial”). Earlier this month, CNA Surety announced that it received a proposal from CNA Financial to acquire all of the outstanding shares of common stock that are not currently owned by the subsidiaries of CNA Financial at a price of $22.00 per share. There can be no assurance that any agreement will be executed with CNA Financial or that any transaction will be approved or consummated.
     A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     See Exhibit 99 to this Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CNA SURETY CORPORATION (Registrant)
Dated: November 23, 2010	By:	/s/ John F. Corcoran
John F. Corcoran
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

99.	CNA Surety Corporation Press Release issued on November 23, 2010.